Exhibit 99

FOR IMMEDIATE RELEASE

Contacts:                                            John Hulbert, Investors, (612) 761-6627
Jenna Reck, Financial Media, (612) 761-5829
Target Media Hotline, (612) 696-3400

Target Reports Strong First Quarter 2012 Earnings

Adjusted EPS of $1.11 Up 11.5% from First Quarter 2011

GAAP EPS of $1.04 Up 5.0% from First Quarter 2011

MINNEAPOLIS (May 16, 2012) — Target Corporation (NYSE: TGT) today reported first quarter net earnings of $697 million, or $1.04 per share. Adjusted earnings per share, a measure the company believes is useful in providing period-to-period comparisons of the results of its U.S. operations, were $1.11 in first quarter 2012, up 11.5 percent from $0.99 in 2011. A reconciliation of non-GAAP financial measures to GAAP measures is provided in the tables attached to this press release. All earnings per share figures refer to diluted earnings per share.

“We’re very pleased with our first quarter earnings, which benefited from better-than-expected sales,” said Gregg Steinhafel, chairman, president, and chief executive officer of Target Corporation. “While our outlook for the remainder of 2012 reflects  continued economic uncertainty, we are confident in our strategy, keenly focused on delivering an affordable and inspirational merchandise assortment to our guests and committed to making thoughtful investments in our U.S. and Canadian business segments that we expect will reward our shareholders over time.

Fiscal 2012 Earnings Guidance

For second quarter 2012, the company expects adjusted EPS of $1.04 to $1.14 and GAAP EPS of $0.94 to $1.04.

For full-year 2012, the company has raised its guidance by 5 cents and now expects adjusted EPS of $4.60 to $4.80 and GAAP EPS of $4.10 to $4.30.

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The difference between the GAAP and adjusted EPS ranges of 10 cents in the quarter and 50 cents for the full year represents the expected EPS impact of expenses related to the company’s Canadian market entry.

U.S. Retail Segment Results

As previously reported, sales increased 6.1 percent in the first quarter to $16.5 billion in 2012 from $15.6 billion in 2011, due to a 5.3 percent increase in comparable-store sales and the contribution from new stores. Segment earnings before interest expense and income taxes (EBIT) were $1,199 million in the first quarter of 2012, an increase of 12.9 percent from $1,062 million in 2011.

First quarter 2012 U.S. Retail Segment EBITDA and EBIT margin rates were 10.3 percent and 7.3 percent, respectively, compared with 10.1 percent and 6.8 percent in 2011. First quarter gross margin rate declined to 30.2 percent in 2012 from 30.4 percent in 2011, reflecting downward pressure from the company’s integrated growth strategies partially offset by a beneficial mix of higher-margin sales and underlying rate improvements within categories. U.S. Retail Segment first quarter selling, general and administrative (SG&A) expense rate was 19.9 percent in 2012 compared with 20.4 percent in 2011.

U.S. Credit Card Segment Results

First quarter average receivables decreased 6.0 percent to $6.1 billion in 2012 from $6.5 billion in 2011. First quarter 2012 portfolio spread to LIBOR was $137 million, or 9.1%, compared with $209 million, or 13.0%, in 2011. Performance in first quarter 2012 reflected a $35 million reduction in the allowance for doubtful accounts, compared with a $125 million reduction in first quarter 2011.

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Canadian Segment Results

First quarter 2012 EBIT was $(55) million, due to start-up expenses, depreciation and amortization related to the company’s expected market entry in 2013. Total expenses related to investments in Target’s Canadian market entry reduced Target’s earnings per share by approximately 8 cents in first quarter 2012.(1)

(1) This amount includes interest expense and tax expense that are not included in the segment measure of profit. A reconciliation of non-GAAP measures is included in the tables attached to this release.

Interest Expense and Taxes

Net interest expense for the quarter was $184 million, including $20 million of interest on capitalized leases related to Target’s Canadian market entry. Net interest expense was $183 million in first quarter 2011.

The company’s effective income tax rate was 36.7 percent in first quarter 2012, including the benefit from favorable resolution of various income tax matters.  These tax items increased EPS by approximately 1 cent per share in first quarter 2012.

Capital Returned to Shareholders

In first quarter 2012, the company repurchased approximately 10.5 million shares of its common stock at an average price of $57.31, for a total investment of $604 million, and paid dividends of $201 million.

Miscellaneous

Target Corporation will webcast its first quarter earnings conference call at 9:30 a.m. CDT today. Investors and the media are invited to listen to the call through the company’s website at www.target.com/investors (click on “Events + Presentations” and then “Archives + Webcasts”). A telephone replay of the call will be available beginning at approximately 11:30 a.m. CDT today through the end of business on May 18, 2012. The replay number is (800) 642-1687 (passcode: 39811558).

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Statements in this release regarding second quarter and fiscal 2012 earnings guidance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date they are made and are subject to risks and uncertainties which could cause the company’s actual results to differ materially. The most important risks and uncertainties are described in Item 1A of the company’s Form 10-K for the fiscal year ended January 28, 2012.

In addition to the GAAP results provided in this release, the company provides adjusted diluted earnings per share for the three months ended April 28, 2012 and April 30, 2011. This measure is not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The most comparable GAAP measure is diluted earnings per share. Management believes adjusted EPS is useful in providing period-to-period comparisons of the results of the company’s U.S. operations. Adjusted EPS should not be considered in isolation or as a substitution for analysis of the company’s results as reported under GAAP. Other companies may calculate adjusted EPS differently than the company does, limiting the usefulness of the measure for comparisons with other companies.

About Target

Minneapolis-based Target Corporation (NYSE:TGT) serves guests at 1,764 stores across the United States and at Target.com. The company plans to open its first stores in Canada in 2013. In addition, the company operates a credit card segment that offers branded proprietary credit card products. Since 1946, Target has given 5 percent of its income through community grants and programs; today, that giving equals more than $3 million a week. For more information about Target’s commitment to corporate responsibility, visit Target.com/hereforgood.

For more information, visit Target.com/Pressroom.

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TARGET CORPORATION

Consolidated Statements of Operations

	Three Months Ended
	April 28,	April 30,
(millions, except per share data) (unaudited)	2012	2011	Change
Sales	$16,537	$15,580	6.1%
Credit card revenues	330	355	(7.1)
Total revenues	16,867	15,935	5.9
Cost of sales	11,541	10,838	6.5
Selling, general and administrative expenses	3,392	3,233	4.9
Credit card expenses	120	88	35.5
Depreciation and amortization	529	512	3.3
Earnings before interest expense and income taxes	1,285	1,264	1.6
Net interest expense	184	183	0.3
Earnings before income taxes	1,101	1,081	1.8
Provision for income taxes	404	392	3.0
Net earnings	$697	$689	1.2%
Basic earnings per share	$1.05	$0.99	5.2%
Diluted earnings per share	$1.04	$0.99	5.0%
Weighted average common shares outstanding
Basic	666.3	692.6	(3.8)%
Diluted	672.4	697.4	(3.6)%

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Financial Position

	April 28,	January 28,	April 30,
(millions)	2012	2012	2011
	(unaudited)		(unaudited)
Assets
Cash and cash equivalents, including short-term investments of $18, $194 and $872	$675	$794	$1,424
Credit card receivables, net of allowance of $395, $430 and $565	5,548	5,927	5,721
Inventory	7,670	7,918	7,696
Other current assets	1,698	1,810	1,527
Total current assets	15,591	16,449	16,368
Property and equipment
Land	6,136	6,122	5,989
Buildings and improvements	27,037	26,837	23,197
Fixtures and equipment	4,979	5,141	4,691
Computer hardware and software	2,275	2,468	2,270
Construction-in-progress	1,232	963	837
Accumulated depreciation	(12,151)	(12,382)	(11,336)
Property and equipment, net	29,508	29,149	25,648
Other noncurrent assets	1,076	1,032	980
Total assets	$46,175	$46,630	$42,996
Liabilities and shareholders’ investment
Accounts payable	$6,292	$6,857	$6,296
Accrued and other current liabilities	3,671	3,644	3,229
Unsecured debt and other borrowings	2,483	3,036	1,124
Nonrecourse debt collateralized by credit card receivables	—	750	189
Total current liabilities	12,446	14,287	10,838
Unsecured debt and other borrowings	13,467	13,447	10,640
Nonrecourse debt collateralized by credit card receivables	1,500	250	3,776
Deferred income taxes	1,209	1,191	916
Other noncurrent liabilities	1,690	1,634	1,596
Total noncurrent liabilities	17,866	16,522	16,928
Shareholders’ investment
Common stock	55	56	57
Additional paid-in capital	3,595	3,487	3,345
Retained earnings	12,854	12,959	12,398
Accumulated other comprehensive loss
Pension and other benefit liabilities	(610)	(624)	(532)
Currency translation adjustment and cash flow hedges	(31)	(57)	(38)
Total shareholders’ investment	15,863	15,821	15,230
Total liabilities and shareholders’ investment	$46,175	$46,630	$42,996
Common shares outstanding	661.1	669.3	689.0

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Cash Flows

	Three Months Ended
	April 28,	April 30,
(millions) (unaudited)	2012	2011
Operating activities
Net earnings	$697	$689
Reconciliation to cash flow
Depreciation and amortization	529	512
Share-based compensation expense	25	21
Deferred income taxes	7	100
Bad debt expense	52	12
Non-cash (gains)/losses and other, net	2	19
Changes in operating accounts:
Accounts receivable originated at Target	142	149
Inventory	248	(99)
Other current assets	88	84
Other noncurrent assets	(3)	14
Accounts payable	(566)	(330)
Accrued and other current liabilities	28	(103)
Other noncurrent liabilities	58	(16)
Cash flow provided by operations	1,307	1,052
Investing activities
Expenditures for property and equipment	(829)	(632)
Proceeds from disposal of property and equipment	1	1
Change in accounts receivable originated at third parties	185	271
Other investments	(16)	(10)
Cash flow required for investing activities	(659)	(370)
Financing activities
Additions to short-term debt	450	—
Additions to long-term debt	500	—
Reductions of long-term debt	(1,005)	—
Dividends paid	(201)	(174)
Repurchase of stock	(592)	(812)
Stock option exercises and related tax benefit	82	16
Other	(2)	—
Cash flow required for financing activities	(768)	(970)
Effect of exchange rate changes on cash and cash equivalents	1	—
Net decrease in cash and cash equivalents	(119)	(288)
Cash and cash equivalents at beginning of period	794	1,712
Cash and cash equivalents at end of period	$675	$1,424

Subject to reclassification

TARGET CORPORATION

U.S. Retail Segment

	Three Months Ended
U.S. Retail Segment Results	April 28,	April 30,
(millions) (unaudited)	2012	2011	Change
Sales	$16,537	$15,580	6.1%
Cost of sales	11,541	10,838	6.5
Gross margin	4,996	4,742	5.4
SG&A expenses(a)	3,293	3,173	3.8
EBITDA	1,703	1,569	8.5
Depreciation and amortization	504	507	(0.7)
EBIT	$1,199	$1,062	12.9%

EBITDA is earnings before interest expense, income taxes, depreciation and amortization.

EBIT is earnings before interest expense and income taxes.

(a) Loyalty program charges were $65 million and $49 million for the three months ended April 28, 2012 and April 30, 2011, respectively. In all periods, these amounts were recorded as reductions to SG&A expenses within the U.S. Retail Segment and increases to operations and marketing expenses within the U.S. Credit Card Segment.

	Three Months Ended
U.S. Retail Segment Rate Analysis	April 28,	April 30,
(unaudited)	2012	2011
Gross margin rate	30.2%	30.4%
SG&A expense rate	19.9	20.4
EBITDA margin rate	10.3	10.1
Depreciation and amortization expense rate	3.0	3.3
EBIT margin rate	7.3	6.8

Rate analysis metrics are computed by dividing the applicable amount by sales.

	Three Months Ended
Comparable-Store Sales	April 28,	April 30,
(unaudited)	2012	2011
Comparable-store sales change	5.3%	2.0%
Drivers of change in comparable-store sales:
Number of transactions	2.0	0.4
Average transaction amount	3.2	1.6
Units per transaction	0.6	4.4
Selling price per unit	2.6	(2.6)

The comparable-store sales increases or decreases above are calculated by comparing sales in fiscal year periods with comparable prior-year periods of equivalent length.

	Three Months Ended
REDcard Penetration	April 28,	April 30,
(unaudited)	2012	2011
Target Credit Cards	7.1%	5.9%
Target Debit Cards	4.5	1.7
Total Store REDcard Penetration	11.6%	7.6%

Represents the percentage of Target store sales that are paid for using REDcards.

	Number of Stores			Retail Square Feet(a)
Number of Stores and Retail Square Feet	April 28,	January 28,	April 30,	April 28,	January 28,	April 30,
(unaudited)	2012	2012	2011	2012	2012	2011
Target general merchandise stores	521	637	953	62,464	76,999	116,462
Expanded food assortment stores	992	875	550	128,885	114,219	73,253
SuperTarget stores	251	251	252	44,503	44,503	44,681
Total	1,764	1,763	1,755	235,852	235,721	234,396

(a) In thousands; reflects total square feet, less office, distribution center and vacant space.

Subject to reclassification

TARGET CORPORATION

U.S. Credit Card Segment

	Three Months Ended		Three Months Ended
	April 28, 2012		April 30, 2011
U.S. Credit Card Segment Results		Annualized		Annualized
(millions) (unaudited)	Amount	Rate(d)	Amount	Rate(d)
Finance charge revenue	$271	17.8%	$292	18.1%
Late fees and other revenue	40	2.6	42	2.6
Third party merchant fees	19	1.3	21	1.3
Total revenues	330	21.7	355	22.0
Bad debt expense	52	3.4	12	0.8
Operations and marketing expenses(a)	133	8.8	125	7.8
Depreciation and amortization	4	0.2	5	0.3
Total expenses	189	12.4	142	8.8
EBIT	141	9.3%	213	13.2%
Interest expense on nonrecourse debt collateralized by credit card receivables	2		19
Segment profit	$139		$194
Average gross credit card receivables funded by Target(b)	$4,886		$2,504
Segment pretax ROIC(c)	11.4%		30.9%

(a) See footnote (a) to our U.S. Retail Segment Results table for an explanation of our loyalty program charges.

(b) Amounts represent the portion of average gross credit card receivables funded by Target. These amounts exclude $1,187 million for the three months ended April 28, 2012, and $3,959 million for the three months ended April 30, 2011, of average receivables funded by nonrecourse debt collateralized by credit card receivables.

(c) ROIC is return on invested capital, and this rate equals our segment profit divided by average gross credit card receivables funded by Target, expressed as an annualized rate.

(d) As an annualized percentage of average gross credit card receivables.

	Three Months Ended			Three Months Ended
	April 28, 2012			April 30, 2011
	Yield			Yield
Spread Analysis - Total Portfolio	Amount	Annualized		Amount	Annualized
(unaudited)	(in millions)	Rate		(in millions)	Rate
EBIT	$141	9.3	%(c)	$213	13.2	%(c)
LIBOR(a)		0.2%			0.2%
Spread to LIBOR(b)	$137	9.1	%(c)	$209	13.0	%(c)

(a) Balance-weighted one-month LIBOR.

(b) Spread to LIBOR is a metric used to analyze the performance of our total credit card portfolio because the majority of our portfolio earns finance charge revenue at rates tied to the Prime Rate, and the interest rate on all nonrecourse debt collateralized by credit card receivables is tied to LIBOR.

(c) As an annualized percentage of average gross credit card receivables.

	Three Months Ended
Receivables Rollforward Analysis	April 28,	April 30,
(millions) (unaudited)	2012	2011	Change
Beginning gross credit card receivables	$6,357	$6,843	(7.1)%
Charges at Target	1,288	1,002	28.5
Charges at third parties	1,139	1,251	(9.0)
Payments	(3,060)	(3,001)	2.0
Other	219	191	14.9
Period-end gross credit card receivables	$5,943	$6,286	(5.4)%
Average gross credit card receivables	$6,073	$6,463	(6.0)%
Accounts with three or more payments (60+ days) past due as a percentage of period-end gross credit card receivables	2.7%	3.3%
Accounts with four or more payments (90+ days) past due as a percentage of period-end gross credit card receivables	1.9%	2.4%

	Three Months Ended
Allowance for Doubtful Accounts	April 28,	April 30,
(millions) (unaudited)	2012	2011	Change
Allowance at beginning of period	$430	$690	(37.7)%
Bad debt expense	52	12	323.4
Write-offs(a)	(127)	(184)	(31.4)
Recoveries(a)	40	47	(15.7)
Allowance at end of period	$395	$565	(30.1)%
As a percentage of period-end gross credit card receivables	6.6%	9.0%
Net write-offs as an annualized percentage of average gross credit card receivables	5.7%	8.5%

(a) Write-offs include the principal amount of losses (excluding accrued and unpaid finance charges), and recoveries include current period collections on previously written-off balances. These amounts combined represent net write-offs.

Subject to reclassification

TARGET CORPORATION

Canadian Segment

	Three Months Ended
Canadian Segment Results	April 28,	April 30,
(millions) (unaudited)	2012	2011	Change
Sales	$—	$—	—%
Cost of sales	—	—	—
Gross margin	—	—	—
SG&A expenses(a)	34	11	220.1
EBITDA	(34)	(11)	220.1
Depreciation and amortization(b)	21	—	—
EBIT	$(55)	$(11)	417.7%

EBITDA is earnings/(loss) before interest expense, income taxes, depreciation and amortization.

EBIT is earnings/(loss) before interest expense and income taxes.

(a) SG&A expenses include start-up costs consisting primarily of compensation, benefits and consulting expenses.

(b) Depreciation and amortization results from depreciation of capital lease assets and leasehold interests. For the three months ended April 28, 2012, the lease payment obligation also gave rise to $20 million of interest expense, recorded in our consolidated statement of operations. There was no interest expense during the three months ended April 30, 2011.

Subject to reclassification

TARGET CORPORATION

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended
	April 28,	April 30,
(unaudited)	2012	2011	Change
GAAP diluted earnings per share	$1.04	$0.99	5.0%
Adjustments	0.07	—
Adjusted diluted earnings per share	$1.11	$0.99	11.5%

A detailed reconciliation is provided below.

(millions, except per share data) (unaudited)	U.S. Retail	U.S. Credit Card	Total U.S.	Canadian	Other		Consolidated GAAP Total
Three Months Ended April 28, 2012
Segment profit	$1,199	$139	$1,338	$(55)	$—		$1,283
Other net interest expense(a)			162	20	—		182
Earnings before income taxes			1,176	(75)	—		1,101
Provision for income taxes(b)			432	(20)	(8	)(d)	404
Net earnings			$744	$(55)	$8		$697
Diluted earnings per share(c)			$1.11	$(0.08)	$0.01		$1.04
Three Months Ended April 30, 2011
Segment profit	$1,062	$194	$1,256	$(11)	$—		$1,245
Other net interest expense(a)			164	—	—		164
Earnings before income taxes			1,092	(11)	—		1,081
Provision for income taxes(b)			400	(3)	(5	)(d)	392
Net earnings			$692	$(8)	$5		$689
Diluted earnings per share(c)			$0.99	$(0.01)	$0.01		$0.99

Note: Our segment measure of profit is used by management to evaluate the return on our investment and to make operating decisions. To provide additional transparency, we have disclosed non-GAAP adjusted diluted earnings per share, which excludes the impact of our planned 2013 Canadian market entry and favorable resolutions of various income tax matters. We believe this information is useful in providing period-to-period comparisons of the results of our U.S. operations. The sum of the non-GAAP adjustments may not equal the total adjustment amounts due to rounding.

(a) Represents interest expense, net of interest income, not included in U.S. Credit Card segment profit.  For the three months ended April 28, 2012, U.S. Credit Card segment profit included $2 million of interest expense on nonrecourse debt collateralized by credit card receivables, compared with $19 million in the respective prior year period. These amounts, along with other net interest expense, equal consolidated GAAP net interest expense.

(b) Taxes are allocated to our business segments based on estimated income tax rates applicable to the operations of the segment for the period.

(c) Weighted average diluted shares outstanding were 672.4 million for the three months ended April 28, 2012, and 697.4 million for the three months ended April 30, 2011.

(d) Represents the effect of the resolution of income tax matters.

Subject to reclassification